UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 9, 2008
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On September 9, 2008, Vineyard National Bancorp (the “Company”) entered into an agreement to sell two of its consolidated operating subsidiaries, 1031 Exchange Advantage, Inc. and 1031 Funding & Reverse Corp. (collectively, the “Exchange Companies”), back to their previous owner. The Company originally acquired the Exchange Companies, which act as qualified intermediaries under Section 1031 of the Internal Revenue Code, during the fourth quarter of 2007, in order to provide a source of low cost deposits for the Company’s wholly-owned subsidiary, Vineyard Bank, National Association.

As part of this transaction, in exchange for the forgiveness of debt owed by the Exchange Companies to the Company totaling approximately $644,000 and a payment by the Company to the Exchange Companies in the amount of $72,000, the employment agreement with the previous owner and the earn-out provisions under the original agreement were terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: September 15, 2008	By:	/s/ Gordon Fong
	Name:	Gordon Fong
	Title:	Executive Vice President and Chief Financial Officer